FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 6, 2019 by and between AMERICAN CENTURY ETF TRUST, a Delaware Statutory trust (the “Issuer”), and AMERICAN CENTURY INVESTMENT SERVICES, INC., a Delaware corporation (“Distributor”) is entered into as of September 10, 2020 (the “Effective Date”).

WHEREAS, Issuer and Distributor (“Parties”) desire to amend Schedule A of the Agreement to reflect the addition of three duly established New Funds titled Avantis Core Fixed Income Fund, Avantis Short-Term Fixed Income Fund and Avantis Core Municipal Fixed Income Fund and

WHEREAS, Section 11 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced by the Schedule A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AMERICAN CENTURY INVESTMENT        AMERICAN CENTURY ETF TRUST
SERVICES, INC.

By:    /s/ Richard T. Luchinsky        By:    /s/ Charles A. Etherington
Richard T. Luchinsky                Charles A. Etherington
Senior Vice President                Vice President

SCHEDULE A

Funds and Classes Covered by this Distribution Agreement

AMERICAN CENTURY ETF TRUST

Institutional Class Funds
Avantis U.S. Equity Fund
Avantis International Equity Fund
Avantis Emerging Markets Equity Fund
Avantis U.S. Small Cap Value Fund
Avantis International Small Cap Value Fund
Avantis Core Fixed Income Fund
Avantis Short-Term Fixed Income Fund
Avantis Core Municipal Fixed Income Fund